                                                                     EXHIBIT 2.2

                            Stock Purchase Agreement

     This Stock Purchase Agreement (the "Agreement") is made and entered into as of the _____ day of February, 1997 by and among Kevco Delaware, Inc., a Delaware corporation ("Buyer"),and the shareholders of Bowen Supply, Inc., a Georgia corporation (the "Company") identified as such on the signature page to this Agreement (collectively the "Sellers");

                                  WITNESSETH:

     WHEREAS, the Company is presently engaged in the Company's Business; and

     WHEREAS, Sellers desires to sell, and Buyer desires to purchase from Sellers, all, but not less than all, of the Shares of Common Stock of the Company owned by Sellers; and

     WHEREAS, Buyer and Sellers have heretofore entered into a letter of intent dated December 26, 1996 (the "Letter of Intent") pursuant to which Buyer indicated its intention to acquire all, but not less than all, of the Shares of Common Stock of the Company owned by Sellers; and

     WHEREAS, the Letter of Intent contemplated that the parties hereto would enter into this Agreement;

     NOW, THEREFORE, IN CONSIDERATION of the premises, and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, intending to be legally bound thereby:

                                   ARTICLE I

                                The Acquisition
                                ---------------

     1.1  Shares to be Sold.  Subject to the terms and conditions of this
          -----------------
Agreement, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, all of the Shares of Common Stock of the Company owned by Sellers, in each case, free and clear of any Lien.

     1.2  Instruments of Conveyance.  In order to effectuate the transfer of the
          -------------------------
Shares of Common Stock of the Company as contemplated by Section 1.1 of this Agreement, at the Closing on the Closing Date, Sellers, being all of the Shareholders of record of the Company, shall each deliver or cause to be delivered to Buyer for transfer, all of the Shares of Common Stock of the Company owned by each of such Sellers, duly endorsed for transfer or otherwise accompanied by a blank stock power, duly endorsed, together with all other appropriate documents necessary to effect the sale and transfer to Buyer of the Shares of Common Stock of the Company.

                                  ARTICLE II

           Purchase Price; Calculation and Payment of Purchase Price
           ---------------------------------------------------------

     2.1  Purchase Price.  In reliance upon the representations, warranties,
          --------------
covenants and agreements of Sellers contained herein, and in consideration of the sale, transfer, assignment and delivery by Sellers to Buyer of the Shares of Common Stock of the Company, Buyer hereby agrees to purchase such Shares of Common Stock of the Company, and pursuant to Section 2.2 hereof, pay to Sellers as full and complete payment for the Shares of Common Stock of the Company, the Purchase Price calculated and payable as set forth in Section 2.2 hereof.

     2.2  Calculation; Payment.
          --------------------

          (a) At the Closing, on the Closing Date, Buyer shall pay to Sellers as the Purchase Price for the Shares of Common Stock of the Company (the "Purchase Price") an amount equal to the sum of (a) $18,000,000 (the "Cash Portion"), (b) $500,000 as evidenced by a promissory note in the form of Exhibit A hereto (the "First Note"), (c) $1,000,000 as evidenced by a promissory note in the form of Exhibit B hereto (the "Second Note"), and (d) $1,000,000 as evidenced by a promissory note in the form of Exhibit C hereto (the "Third Note" which, together with the First Note and the Second Note, is hereinafter referred to collectively as the "Notes").

          (b) The Purchase Price for the Shares of Common Stock of the Company shall be paid by Buyer to Sellers at the Closing on the Closing Date by Buyer
(i) delivering to each of Sellers, by bank, cashier's or certified check payable to Sellers or by wire transfer to an account specified by each of Sellers, the Cash Portion set out opposite the name of each of Sellers, and (ii) executing and delivering to the Majority Shareholders the Notes. Each of Sellers shall be responsible for their Prorata Portion of all costs and expenses incurred by the Company or Sellers in connection with consummating the transactions contemplated by this Agreement and including but without limitation, all investment banking, attorneys' and accounting fees and expenses (the "Closing Costs"); provided, however, that in no event shall the Minority Shareholders be liable for Closing Costs in excess of $1.00 for each Share of Common Stock of the Company owned by such Minority Shareholders as of the Closing Date.

     2.3  Offset Against Notes.
          --------------------

          (a) If the shareholders' equity of the Company, as of December 31, 1996, does not equal or exceed $5,496,000 (the "Minimum Equity"), the principal amount of the First Note shall be reduced in an amount equal to the amount by which the Minimum Equity of the Company exceeds the actual shareholders' equity of the Company as of such date (the "Equity Shortfall"). If the shareholders' equity of the Company, as of December 31, 1996, is greater than the Minimum Equity, Buyer shall pay to Majority Shareholders within 10 Business Days of receipt of the Accountants' Determination of such shareholders' equity, the First Note in full, together with an amount equal to the amount by which the actual shareholders' equity as of such date is greater than the Minimum Equity. In order to determine the shareholders' equity of the Company as of December 31, 1996, promptly following the Closing, the books and records of the Company shall be audited by the Company's Accountants, at the Company's expense, and observed by Buyer's Accountants, such audit to be performed in accordance with generally
accepted auditing standards, consistently applied.   The Company's Accountants
shall make their determination of the shareholders' equity within sixty (60) Business Days of the Closing. If the Company's Accountants determine that there is an Equity Shortfall and if the Equity Shortfall is greater than the principal amount of the First Note, then and in such event, the First Note shall be marked "Cancelled" by the Majority Shareholders and shall be delivered to Buyer, together with such additional amount in cash which, when added to the First Note, shall equal the Equity Shortfall.

          (b) If the Gross Profits of the Company (including management fee charges to Subsidiary to the extent theretofore included in the determination of Gross Profits of the Company) for calendar year 1997 do not equal or exceed $11,500,000 (the "Minimum Profits"), the principal amount of the Third Note shall be reduced in an amount equal to $2.00 for each $1.00 of Gross Profits of the Company in such calendar year are less than the Minimum Profits (the "Profits Shortfall"). In order to determine if there is a Profits Shortfall for calendar year 1997, as soon as reasonably practicable following the end of calendar year 1997, the books and records of the Company shall be audited by the Company's Accountants, at the Company's expense, and observed by Buyer's Accountants, such audit to be performed in accordance with generally accepted auditing standards consistently applied with that of prior periods. If the Company's Accountants determine that there is a Profits Shortfall, and if the Profits Shortfall is greater than the principal amount of, and accrued but unpaid interest on, the Third Note, then and in such event, the Third Note shall be marked "Cancelled" by the Majority Shareholders and shall be delivered to Buyer in full payment of such Profits Shortfall. Buyer agrees to operate the Company in 1997 substantially in accordance with prior practice and shall not cause or permit any changes in the business and operation of the Company (to the extent Buyer controls any of same), the effect or result of which would be to intentionally cause a decline in Gross Profits for such year.

          (c) Any reduction in the principal amount of the First Note or the Third Note, or both, pursuant to Sections 2.3(a) and (b) hereof shall be deemed to be applied in the reduction of, and shall constitute a payment or prepayment of, the unpaid balance of the principal and any accrued but unpaid interest then remaining owing on the First Note or the Third Note, or both, and Majority Shareholders shall endorse the amount of such credit upon the reverse side of said Notes and shall confirm same in writing to Buyer. Majority Shareholders shall have no liability to Buyer for an Equity Shortfall in the Minimum Equity or a Profits Shortfall in the Minimum Profits except to the extent of the payment or prepayment of the unpaid balance of the principal of, and any accrued but unpaid interest then remaining owing on the First Note or the Third Note, as the case may be, as set forth above.

          (d) In addition to possible reduction in the principal balance of the First Note and/or the Third Note as provided by Sections 2.3(a) and (b) hereof, it is agreed and understood that the indebtedness evidenced by the Second Note and the Third Note shall be and remain subject to possible reduction by having credited against such Notes, whether principal or interest, any amounts for which Majority Shareholders may be liable to Buyer pursuant to Article XII for Damages as provided herein. Any such credit shall be deemed to be applied in the reduction of, and shall constitute a payment or prepayment of the unpaid principal balance of principal of, and any accrued but unpaid interest then remaining owing on, the Second Note and/or the Third Note in such order as Buyer elects, and Majority Shareholders shall endorse the amount of such credit upon the reverse side of said Notes and shall confirm same in writing to Buyer.

          (e) Any credit to be applied on the Notes, whether pursuant to Sections 2.3(a), (b) or (c) or pursuant to Article XII, shall not be applied if Majority Shareholders, at their option, elect to pay the amount of such credit in cash to Buyer; and provided further, that in the event the Notes have been paid in full, Majority Shareholders shall remit the amount of such credit (up to the Cap Amount) in cash to Buyer immediately upon demand. Buyer's offset rights against the Notes shall be in addition to, but not in lieu of, Buyer's rights against Majority Shareholders for indemnification as provided in Article XII, it being the intent of the parties that the liability of Majority Shareholders to Buyer for indemnification and Damages shall, subject to the Cap Amount, be for the full amount thereof, rather than being limited to the outstanding balance of the Notes. Offsets against the Notes with respect to principal and/or interest shall be applied as provided in the Notes. All rights, remedies and privileges of Buyer for indemnification and Damages against Majority Shareholders shall be the joint and several obligation of Majority Shareholders, shall be cumulative and not exclusive of any other rights, remedies or privileges available to Buyer, whether under the terms hereof, or at law or in equity.

                                  ARTICLE III

                            Closing and Closing Date
                            ------------------------

     The Closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Buyer on the later of February 28, 1997, or ten
(10) Business Days after each of the conditions precedent set forth in ARTICLES IX and X have been satisfied or waived, or (ii) at such other place or on such other date as Buyer and Sellers shall agree (the "Closing Date").

                                 ARTICLE IV


                   Representations and Warranties of Sellers
                   -----------------------------------------

     Sellers represent and warrant, jointly and severally, to Buyer that:

     4.1  Organization; Authority; Capital Stock.
          --------------------------------------

          With respect to Sections 4.1(b)(i), 4.1(c), 4.4(a), 4.4(b), 4.5, 4.6,
4.34, and the first sentence of Section 4.37, Sellers represent and warrant, jointly and severally, to Buyer that, and with respect to all other Sections set forth in this Article IV, Majority Shareholders represent and warrant, jointly and severally, to Buyer that:

          (a) (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               (ii) Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Georgia and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (b) (i) The authorized capital stock of the Company consists of 3,000,000 shares of common stock, $.10 par value per share (the "Common Stock"), 625,000 of which shares (the "Shares") of Common Stock of the Company are issued and outstanding and owned of record by Sellers as set forth on Schedule 4.1(b) hereto. Each of the Shares of Common Stock of the Company has been duly authorized, is validly issued, fully paid and non-assessable. None of such Shares was issued in violation of any preemptive or other rights of any Shareholder of the Company or any other Person. No Shareholder is a party to any voting trust, proxy, other agreement, understanding or Contract with respect to the voting of any Shares of Common Stock of the Company.

               (ii) The authorized capital stock of Subsidiary consists of 1,000,000 shares of common stock, $1.00 par value per share (the "Subsidiary Common Stock"), 500 of which shares (the "Subsidiary Shares") of Subsidiary Common Stock are issued and outstanding and owned of record by the Persons identified on Schedule 4.1(b) hereto. Each of the shares of Subsidiary Common Stock has been duly authorized, is validly issued, fully paid and non-assessable. None of such Subsidiary Shares was issued in violation of any preemptive or other rights of any shareholder of Subsidiary or any other Person. No Shareholder of Subsidiary is a party to any voting trust, proxy, other agreement, understanding or Contract with respect to the voting of any shares of Subsidiary Common Stock.

          (c) Except as set forth on Schedule 4.1(c), there are no outstanding subscriptions, options, warrants, calls, demands, or other Contracts of any kind or nature whatsoever under which any Company Shareholder, Subsidiary Shareholder, the Company or the Subsidiary is or may be obligated to sell or issue to any Person any shares of Company Common Stock or Subsidiary Common Stock or any other securities which are convertible into, or otherwise have a right to subscribe for, any shares of Company Common Stock or Subsidiary Common Stock or other equity securities of the Company or Subsidiary. Except as set forth on Schedule 4.1(c), there are no outstanding Contracts of any kind or nature whatsoever restricting the transferability of any of the shares of Company Common Stock or any shares of Subsidiary Common Stock under or pursuant to which any Shareholder of the Company or Subsidiary, the Company, the Subsidiary, or any other Person has or may have any right of first refusal or other contractual right to acquire all or any portion of any of the shares of Company Common Stock or Subsidiary Common Stock, whether or not issued and outstanding.

          (d) Neither the Company nor the Subsidiary has violated any Applicable Laws in connection with the offer, sale or issuance of any of its securities.

     4.2  Qualification.  The Company and Subsidiary are duly qualified and
          -------------
licensed to do business and are in good standing in the jurisdictions identified
on Schedule 4.2.   Neither the Company nor the Subsidiary is required to be
qualified or licensed to do business in any other jurisdictions where the failure to be so qualified or licensed would, individually or in the aggregate, have a Material Adverse Effect.

     4.3  Constituent Documents.  The Company and Subsidiary have each
          ---------------------
delivered to Buyer accurate and complete copies of their respective Articles of Incorporation and Bylaws as currently in effect. The minute books of the Company and Subsidiary containing the records of meetings of their respective shareholders, Boards of Directors, and any committees of the Boards of Directors, the stock certificate books, and the stock record books of the Company and the Subsidiary are accurate and complete.

     4.4  Authority Relative to This Agreement.
          ------------------------------------

          (a) Sellers have all requisite power and authority to execute, deliver, and perform their respective obligations under this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto). The execution and delivery by Sellers of this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Sellers.

          (b) This Agreement constitutes, and each of the Ancillary Agreements upon its execution will constitute, the legal, valid and binding obligation of Sellers (to the extent they are parties thereto), enforceable in accordance with their respective terms, except to the extent such enforcement may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar Laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. Except as described on Schedule 4.4(b) hereto, the execution, delivery and performance by Sellers of this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto), and the consummation of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, license or authorization of any Person (except as already obtained).

     4.5  Non-Contravention.  Except as set forth on Schedule 4.5, the
          -----------------
execution, delivery, and performance by Sellers of this Agreement and each of the Ancillary Agreements (to the extent they are parties thereto) and the consummation by each of them of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a violation of any provision of the Articles of Incorporation or Bylaws of the Company or Subsidiary, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, agreement, or other instrument or obligation to which any of Sellers or the Company is a party or by which any of Sellers or the Company or their respective business or any of their respective owned or leased assets may be bound, (ii) conflict with or result in a violation of any provision of any shareholders' agreement, voting agreement, voting trust agreement, stock pledge agreement, loan agreement or other Contract by which any of Sellers may be bound, (iii) result in the creation or imposition of any Encumbrance upon any of the shares of Company Common Stock or Subsidiary Common Stock, or (iv) assuming compliance with the matters referred to in Section 4.6, violate any Applicable Law binding upon any of Sellers.

     4.6  Governmental Approvals.  No consent, approval, order, or
          ----------------------
authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by any of Sellers or the Company in connection with the execution, delivery, or performance by Sellers of this Agreement or any of the Ancillary Agreements (to the extent they are parties thereto) or the consummation by Sellers of any of the transactions contemplated hereby or thereby, other than (i) as set forth on Schedule 4.6; and (ii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company or on the ability of Sellers to consummate the transactions contemplated hereby.

     4.7  Financial Statements.
          --------------------

          (a) Majority Shareholders have delivered to Buyer accurate and complete copies of (i) the Company's audited financial statements described on
Schedule 4.7(a) (the "Audited Financial Statements"), and (ii) the Company's unaudited financial statements described on Schedule 4.7(a) (the "Company's Unaudited Financial Statements"), certified by the Company's chief financial officer (the financial statements referred to in (i) and (ii) being collectively referred to as the "Financial Statements"). Until Closing, the Company will deliver to Buyer as of the end of each calendar month preceding Closing true and correct copies of the Company's Unaudited Financial Statements of the type described on
Schedule 4.7(a) (the "Supplementary Unaudited Financial Statements"). As of Closing, Schedule 4.7(a) will be supplemented to describe all of the Supplementary Unaudited Financial Statements delivered to Buyer. As used herein, the term "Financial Statements" shall mean the Financial Statements and the Supplementary Unaudited Financial Statements. The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company in conformity with GAAP, applied on a basis consistent with preceding years throughout the periods involved and (iii) fairly present the Company's financial position as of the respective dates thereof and its results of operations, retained earnings and cash flows for the periods then ended.

          (b) Majority Shareholders have delivered to Buyer copies of the financial statements for the Company described on Schedule 4.7(b) (the "Projected Financial Statements"). The Projected Financial Statements have been prepared by the Company in good faith, based upon information and assumptions reasonably believed by it to be sound and accurate and represent, to the best Knowledge and belief of Majority Shareholders, reasonable forecasts as to the future operations and financial performance of the Company. Buyer acknowledges, however, that the Projected Financial Statements are based on a number of assumptions that are subject to significant uncertainties and contingencies, that there is no assurance that the results indicated on the Projected Financial Statements will be realized, and that actual results may be higher or lower than those shown on the Projected Financial Statements. Buyer further acknowledges that the Projected Financial Statements are based wholly or in part on industry information and trends which are subject to various interpretations and extrapolations and that Majority Shareholders make no representation, warranty or other assurance as to the attainability of the financial condition or operating results shown on the Projected Financial Statements.

     4.8  Business Information.  Majority Shareholders have delivered to
          --------------------
Buyer accurate and complete copies of the information with respect to the Company described on Schedule 4.8 (collectively the "Business Information"). As of the date hereof, the information contained in the Business Information is true and correct in all Material respects.

     4.9  No Undisclosed Liabilities.  Except as set forth on Schedule 4.9,
          --------------------------
the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the latest of the Financial Statements delivered to Buyer and current liabilities incurred in the ordinary course of business of the Company since the date thereof which might, individually or in the aggregate, subsequent to the Closing reasonably be expected to have a Material Adverse Effect on the Company's Business, assets, results of operations, condition (financial or otherwise), or prospects of the business of the Company, or the ownership or operation of the Company's assets or any Material portion thereof.

     4.10  Bank Accounts; Accounts Receivable; Investments.
           -----------------------------------------------

          (a) Schedule 4.10(a) contains a complete and accurate list of all bank depositories for funds of the Company, the style of each account and the account number at each depository, and the person or persons authorized to draw funds therefrom.

          (b) All accounts receivable of the Company that are reflected on the latest of the Financial Statements delivered to Buyer or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company. Except to the extent paid prior to the Closing Date, the Accounts Receivable are and will be as of the Closing Date collectible net of the respective reserves shown on such Financial Statements or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in such Financial Statements represents of the Accounts Receivable reflected therein and will not represent a Material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of off-set, other than returns or adjustments in the ordinary course of business of the Company, under any Contract with any maker of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 4.10(b) contains a complete and accurate summary of all Accounts Receivable as of the date of the latest of the Financial Statements delivered to Buyer.

          (c) Schedule 4.10(c) contains a complete and accurate listing of all investments of the Company, and if any of such investments are under the direction or control of any financial institution or depository, the name of each such institution or depository, the style of account maintained at each institution or depository, the person or persons authorized to give instructions with respect to such accounts, and the principal contact person at each such institution or depository.

     4.11  Inventory.  All inventory and raw materials of the Company
           ---------
reflected in the latest of the Financial Statements delivered to Buyer, are in good condition and consist of a quality and quantity usable and salable in the ordinary course of business of the Company, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in such Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a LIFO basis. Inventory now on hand was acquired in the ordinary course of business of the Company at a cost not exceeding market prices prevailing at the time of purchase.

     4.12 Contracts.
          ---------

          (a) Schedule 4.12(a) lists all Material Contracts of the Company wherein the Company is obligated to provide goods or services, or wherein the Company is obligated to purchase goods or services.

          (b) Schedule 4.12(b) lists all other Material Contracts of the Company, as well as all Contracts covering any Employee Benefit Plans, including any executive compensation arrangements, change in control agreements or severance plans or arrangements for any current or former employee of the Company.

     4.13 Real Property.
          -------------

          (a) Schedule 4.13(a) lists all real property owned by the Company (the "Owned Real Property"). The Company has good and marketable title to all of its Owned Real Property and improvements thereon, free and clear of any Encumbrances thereon except as set forth on Schedule 4.13(a). None of the Owned Real Property is subject to any right or option of any other Person to purchase or otherwise obtain title to all or any portion of such property.

          (b) Schedule 4.13(b) contains a list of all leases, licenses, Permits, subleases, and occupancy agreements, together with any amendments thereto (the "Leases") with respect to (i) all real property leased by the Company (as lessee and including those in the names of nominees or other entities) and used or occupied in connection with the Company's Business (the "Leased Property"), and
(ii) all real property leased or subleased by the Company, as lessor or sublessor, to third parties. Except as identified on Schedule 4.13(b), true, complete and accurate copies of the Leases have been delivered to Buyer, and each of such Leases is in full force and effect without modification or amendment from the form delivered. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to Buyer with the corresponding Lease. Neither the Company nor any of the other parties to the Leases is in default under any of the Leases, and no Material amount due under the Leases remains unpaid, no Material controversy, claim, dispute or agreement exists between the parties to the Leases, and no default has occurred which with the giving of notice or with the passage of time, or both, would constitute a default thereunder.

          (c) Except as set forth on Schedule 4.13(c):

               (i) The Company has not received any notice of any violation of any Applicable Laws (including, without limitation, the Americans with Disabilities Act) in respect of the Owned Real Property or Leased Property, which has not been heretofore remedied, and to the best Knowledge and belief of Majority Shareholders or the Company, there does not exist any such violations which, individually or in combination with any others, Materially and adversely affects the ability of the Company to use the affected parcels of Owned Real Property or Leased Property in the manner and scope in which it is now being used or operated;

               (ii) Neither Majority Shareholders nor the Company has received any notice, nor does either have any Knowledge, that any operations on or uses of the Owned Real Property or Leased Property constitute non-conforming uses under any Applicable Laws; and

               (iii) Neither Majority Shareholders nor the Company has any Knowledge, nor has any of Sellers or the Company received any notice of, any pending, threatened or contemplated rezoning proceeding affecting the Owned Real Property or Leased Property.

          (d) Except as set forth in Schedule 4.13(d), neither Majority Shareholders nor the Company has received any notice from any insurance carrier regarding defects or inadequacies in the Owned Real Property or Leased Property, which, if not corrected, would result in termination of the Company's insurance coverage therefor or an increase in the cost thereof.

          (e) Except as set forth on Schedule 4.13(e), there is no pending or, to the Knowledge of Majority Shareholders or the Company, threatened:

               (i) Condemnation of any part of the Owned Real Property or the Leased Property by any Governmental Entity;

               (ii) Assessment against any part of the Owned Real Property or the Leased Property; or

               (iii) Litigation against the Company for breach of any restrictive covenant affecting any part of the Owned Real Property or Leased Property.

          (f) The Company's Owned Real Property and Leased Property has been maintained in accordance with normal industry practice and in accordance with any leases or other Contracts with respect thereto and is in reasonably good operating condition and repair (subject to normal wear and tear).

          (g) The Company has delivered to Buyer complete copies of all current title insurance policies, insurance policies, title reports, other title documents, surveys, certificates of occupancy, and Permits in the possession of the Company relating to the Owned Real Property or Leased Property or any of the buildings, improvements or fixtures situated thereon.

     4.14  Personal Property.
           -----------------

           (a) Schedule 4.14(a) contains a list of the Company's Material owned or leased personal property as of the date hereof. The Company owns outright and has good and marketable title to all its personal property subject to no Lien except as set forth on Schedule 4.14(a), or if leased by the Company, in each case under valid and enforceable leases.

           (b) The Company's personal property: (i) in the aggregate is adequate to conduct its business in substantially the manner currently conducted; (ii) is suitable for the purposes for which it is currently used; and
(iii) is free from Material defects, has been maintained in accordance with normal industry practice and is in reasonably good operating condition and repair (subject to normal wear and tear).

           (c) Set forth on Schedule 4.14(c) is a list and brief description, including, but not limited to, cancellation terms and annual lease payment terms of each personal property lease involving annual rental payments in excess of $25,000 under which the Company is the lessee of personal property used in connection with the operation of its business (the "Personalty Leases"). The Company has been in peaceable possession of the property covered by each of such Personalty Leases since the commencement of the original term of such Personalty Leases. The Company is not in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Company under any of such Personalty Leases except where such breach, default or event would not reasonably be expected to have a Material Adverse Effect on the business, assets or prospects of the Company's Business or the use or operation of such leased personal property or any Material portion thereof; and the Company has not received any notice from, or given any notice to, any lessor indicating that the Company or such lessor is in breach of or in default under any of such Personalty Leases.

     4.15  Permits.  Schedule 4.15 sets forth a list of each Permit that is
           -------
Material to or necessary for the conduct of the Company's Business or the ownership or use of its assets as currently or currently proposed to be conducted, owned and used by the Company. All Permits included on Schedule 4.15, except as noted therein, are in full force and effect and no Proceeding is pending or threatened to revoke or limit any such Permit. Schedule 4.15 sets forth a list of those Permits (i) which are necessary for the conduct of the business after the Closing Date, and which are non-assignable; (ii) which will terminate or (iii) which must otherwise be amended upon the consummation of the transactions contemplated by this Agreement.

     4.16  Intellectual Property.  Schedule 4.16 contains a list of all
           ---------------------
Intellectual Property in which the Company has any right, title or interest or which has been used in connection with, or which relates to, its Business during the past five years. Except as set forth in Schedule 4.16, the Company either owns or has the right to use by license, sublicense, agreement, or permission all of the Intellectual Property set forth on Schedule 4.16. Except as otherwise set forth on Schedule 4.16, the Company has not granted a license, reached an understanding with any third party, nor entered into a written agreement, relating in whole or in part, to any of the Intellectual Property of the Company used in connection with the conduct of its Business, and there has been no assertion thereof by any Person. To the Knowledge of Sellers and the Company, there is no infringement or other adverse claim against the rights of the Company with respect to any of the Intellectual Property used or owned by the Company in connection with the conduct of its business. Schedule 4.16 lists separately the Company's trademarks and trade names (the "Trademarks and Trade Names"). The Company has not been charged with, nor, to the Knowledge of Majority Shareholders or the Company, is it threatened to be charged with, nor is there any Basis for any charge of, with respect to its Trademarks and Trade Names, the infringement or other violation of the Intellectual Property rights of any other Person. In connection with the conduct of its Business, the Company, with respect to its Trademarks and Trade Names, has not infringed, nor is it infringing, any Intellectual Property right of any other Person.

     4.17  Insurance.
           ---------

           (a) Schedule 4.17(a) sets forth a list of all Material insurance policies providing coverage for the properties or operations of the Company's Business, the type and amount of coverage, and the expiration dates of the policies. Such current policies are valid and enforceable in accordance with their terms, are in full force and effect and insure against risk and liabilities to the extent and in the manner deemed appropriate and sufficient by the Company. Neither Majority Shareholders nor the Company has received notice from any insurance carrier: (i) threatening a suspension, revocation, modification, or cancellation of any current insurance policy or a Material increase in any premium in connection therewith, or (ii) informing any of Majority Shareholders or the Company that any coverage listed on Schedule 4.17(a) will not or may not be available in the future on substantially the same terms as now in effect.

           (b) Set forth on Schedule 4.17(b) is a list of the aggregate claims and all individual claims with respect to product liability relating to the Company's Business in the last five (5) years other than returns and adjustments in the ordinary course of business. Except as set forth on Schedule 4.17(b), there is no claim pending under any of the policies listed in Schedule 4.17(b) hereto as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

           (c) The Company has not been refused any insurance with respect to its assets or its business by any insurance carrier to which the Company has applied for any such insurance or with which the Company has maintained insurance during the preceding three years with the reason for such refusal arising as a result of the operations of the Company's business.

     4.18  Customers and Suppliers. Schedule 4.18 sets forth a complete and
           -----------------------
correct list of (i) the 25 largest customers by aggregate approximate dollars of net sales of the Company during the Company's last full fiscal year, and (ii) the 25 largest suppliers by dollar volume of the Company and the aggregate approximate dollar amount of costs of goods sold by the Company for such fiscal year from such suppliers. Except as set forth on Schedule 4.18, none of such customers or suppliers has, or to the Knowledge of Majority Shareholders or the Company, intends to, terminate or change significantly its relationship with the Company's business.

          4.19  Capital Expenditures.  Schedule 4.19 sets forth a complete and
                 --------------------
correct list of all capital expenditures, purchases of equipment and maintenance expenditures, in excess of $100,000.00, with respect to the Company's business
(a) undertaken (i) for the past two (2) fiscal years and (ii) from the period from January 1, 1997 through the date of the latest of the Company's Unaudited Balance Sheets delivered to Buyer, and (b) undertaken, planned or committed since the date thereof.

          4.20  Employees.  Set forth on Schedule 4.20 is a list of the name,
                ---------
social security number, and dates of employment by the Company of each employee of its business as of February 7, 1997, together with a description of the position for each employee whose annual compensation exceeds $50,000 and the total amounts of salary, bonuses, and other compensation paid or payable by the Company to each such employee for 1996 period.

          4.21  Financial Requirements.  Set forth on Schedule 4.21 is a list
                ----------------------
and brief description of all bonds, deposits, financial assurance requirements, and insurance coverage required to be submitted to Governmental Entities for the continued ownership and operation of the Company's Business.

          4.22  Books and Records.  All the books and records of the Company
                -----------------
relating to the Company and the Company's Business, including all personnel files, employee data, and other material relating to employees of its business, are substantially complete and correct in all respects and have been maintained in accordance with good business practice and all Applicable Laws. Such books and records accurately and fairly reflect, in reasonable detail, all Material transactions, assets, and liabilities of the Company with respect to its business.

          4.23  Condition and Sufficiency of Assets.  The buildings,
                -----------------------------------
improvements, plants, structures, and equipment of the Company, whether owned or leased, are structurally sound, are in reasonably good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, improvements, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not Material in nature or cost. The buildings, improvements, plants, structures, and equipment owned or leased by the Company are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

          4.24  Absence of Certain Changes.  Except as disclosed on Schedule
                --------------------------
4.24, any of the other Schedules to this Agreement or as heretofore disclosed in writing to Buyer, since the date of the latest of the Company's Audited Financial Statements (i) there has not been any change in, or an event or condition that might reasonably be expected to result in any change in, the business, assets, or prospects of the Company's Business or the ownership or operation of the Company's assets or any portion thereof that would have a Material Adverse Effect; (ii) the Company's Business has been conducted substantially in the ordinary course consistent with past practice; (iii) the Company has not, in respect of its Business, incurred any Material liability, engaged in any Material transaction, or entered into any Material agreement outside the ordinary course of business consistent with past practice; (iv) the Company has not suffered any Material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) the Company has not, in respect of its Business, taken any of the actions set forth in Section 7.1(b) except as permitted thereunder. Without limiting the generality of the foregoing, since January 1, 1996: (i) the Company has not sold, leased, transferred, or assigned any Material portion of its assets, tangible or intangible, other than for fair consideration in the ordinary course of its business; (ii) the Company has not entered into any Contract, lease, sub-lease, license or sub-license (or series of related contracts, leases, sub-leases, license and sub-licenses) either involving more than $25,000.00 or other than in the ordinary course of its business; (iii) no Person, including the Company, has accelerated, terminated, modified or cancelled any Contract, lease, sub-lease, license or sub-license (or series of related Contracts, leases, sub-leases, licenses and sub-licenses) involving more than $25,000.00 to which the Company is a party or by which it may be bound; (iv) the Company has not permitted or allowed to be imposed upon any of its assets, tangible or intangible, any Lien; (v) the Company has not made any capital expenditures (or series of related capital expenditures) involving more than $100,000.00 in the aggregate; (vi) the Company has not made any capital investment in, any loan to, or any acquisition of, the securities or assets of any other Person (or series of related capital investments, loans, or acquisitions) involving more than $100,000 in the aggregate; (vii) the Company has not created, incurred, assumed or guaranteed any Indebtedness (including capitalized lease obligations); (viii) the Company has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities or obligations; (ix) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights or claims) involving more than $25,000.00; (x) the Company has not declared, set aside or paid any dividend or distribution with respect to any of its equity securities or redeemed, purchased or otherwise acquired any of its equity securities; (xi) the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) to any of its property exceeding $25,000.00 as to any one occurrence or $100,000.00 in the aggregate; (xii) the Company has not made any loan to, or entered into any transaction with, any of its Shareholders, directors, officers, or employees giving rise to any claim or right on its part against such Person or on the part of such Person against it other than normal employee advances; (xiii) the Company has not entered into any employment Contracts or collective bargaining agreements, written or oral, or modified the terms of any such existing Contracts or agreements; (xiv) the Company has not granted any increase in the base compensation of any of its directors, officers or employees except as heretofore disclosed to Buyer; (xv) the Company has not adopted any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life or other insurance, severance or other plan, Contract or commitment for any of its Shareholders, directors, officers, or employees or modified or terminated any existing such plan, Contract or commitment; (xvi) the Company has not made any other change in employment terms for any of its directors, officers or employees except as heretofore disclosed to Buyer; (xvii) the Company has not suffered any shortages of materials or supplies or any casualty that has had, or will have, a Material Adverse Effect; (xviii) the Company has not made or pledged to make any charitable contribution other than in the ordinary course of business consistent with past business practices; (xix) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company which would have a Material Adverse Effect on the Company; and (xx) the Company has not committed to any of the foregoing.

     4.25  Litigation. Except as set forth on Schedule 4.25, there are no
           ----------
actions, causes of action, claims, suits, or Proceedings pending or, to the Knowledge of Majority Shareholders or the Company, threatened, against the Company or affecting the operation by the Company of its business at law, in equity, or before or by any Governmental Entity, which (i) seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 4.25, the Company is not subject to, or in default with respect to, any order, writ, injunction, or decree of any Governmental Entity.

     4.26  Tax Matters.
           -----------

           (a)   Tax Returns. All returns (including information returns) and
                 -----------
reports, including all schedules or attachments thereto, required by the United States or any state or any political subdivision thereof or any foreign jurisdiction to be filed by the Company or by any Affiliated, consolidated, or combined group of legal entities of which the Company is a member, have been timely filed (taking into account any extensions) (collectively, the "Tax Returns"). All information provided in such Tax Returns is true, complete and accurate in all Material respects. All Taxes owed by the Company by Law or pursuant to any Tax sharing agreement (whether or not shown on any Tax Return and whether or not assessed) have been paid or a full reserve has been made for such Taxes on the books and records of the Company, including the latest of the Financial Statements delivered to Buyer. Except as set forth on Schedule 4.26(a), the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to the Company has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries do not file Tax Returns that they are or may be subject to taxation by such jurisdiction. There is no Lien affecting any of the Company's assets that arose in connection with any failure or alleged failure to pay any Tax.

           (b)   Payments. The Company has withheld and paid all Taxes required
                 --------
to have been withheld and paid by the Company in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or any other Person.

           (c)   Additional Taxes. The Company does not expect any Governmental
                 ----------------
Entity to assess any amount of additional Taxes for any period for which Tax Returns have been filed.

There is no Material dispute or claim concerning any Tax liability of the Company either claimed or raised by any authority in writing or as to which any of Majority Shareholders or the Company has Knowledge based upon direct inquiry by any agent of such authority. Except as described on Schedule 4.26(c), no Tax deficiency or delinquency has been asserted against the Company; there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company that, to the Knowledge of any Majority Shareholders or the Company, could be asserted by any authority.
Schedule 4.26(c) lists all federal and state income Tax returns of the Company, and any Affiliated, consolidated, or combined group of legal entities of which the Company is a member, for taxable periods ended on or after January 1, 1993, indicates those Tax returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Buyer correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company, and any Affiliated, consolidated, combined, or group of legal entities of which the Company is a member for any taxable period ended on or after January 1, 1993. The Company has not violated any federal, state, local or foreign Tax Law except where such violation would not have a Material Adverse Effect on the property, Business or financial condition of the Company.

          (d) Waivers.  Except as set forth on Schedule 4.26(d), the Company has
              -------
not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency affecting the liability of the Company for Taxes.

          (e) Tax Liability in Financial Statements.  The liabilities for Taxes
              -------------------------------------
(including deferred taxes) shown in the latest of the Financial Statements delivered to Buyer are and will be adequate accruals and have been and will be accrued in a manner consistent with the practices utilized for accruing Tax liabilities in the Company's most recently completed Tax year.

          (f) Safe Harbor Lease.  None of the assets of the Company constitute
              -----------------
property that the Company, or any Affiliate of the Company, will be required to treat as being owned by another Person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

          (g) Tax Exempt Entity.  None of the assets of the Company are or will
              -----------------
be subject to a lease to a "Tax Exempt Entity" as such term is defined in
Section 168(h)(2) of the Code.

          (h) Other Tax Matters.  The Company has not filed a consent under
              -----------------
Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that would be disallowed under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a foreign person as such term is referred to in Section 1445(f)(3) of the Code. The Company does not own any interests in any entity that is characterized as a partnership under the Code. There are no outstanding requests from the Company for rulings with any taxing or revenue authority that would effect the operations of the Company.

                (i) Tax Information.  Schedule 4.26(i) sets forth the following
                    ---------------
information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Company; and (B) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction as defined in Treasury Regulation
Section 1.1502-13.

          4.27  Product Liability.  Except as disclosed on Schedule 4.27, to the
                -----------------
Knowledge of Majority Shareholders or the Company, (i) there is no notice, demand, claim, Proceeding or investigation of a civil, criminal or administrative nature by or before any Governmental Entity against or involving any products (a "Product") sold by the Company or any claims or suits by any Person wherein a defect or alleged defect in design, manufacture, materials or workmanship of any Product is asserted, and (ii) there has not been nor is there under consideration or investigation by any Person, any Product, recall, rework, retrofit or post-sale warning as a result of any defect or alleged defect in any Product sold by the Company.

          4.28  Product Warranty.  To the Knowledge of Majority Shareholders or
                ----------------
the Company, each Product sold by the Company has been sold in conformity with all applicable contractual commitments, all Applicable Laws, and all express and implied warranties made by the Company, and to the Knowledge of Majority Shareholders or the Company, the Company has no liability (and there is no Basis) for any present or future charge, complaint, action, Proceeding, hearing, investigation, claim or demand giving rise to any liability for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims set forth on the latest of the Company's Unaudited Financial Statements delivered to Buyer as adjusted for the passage of time through the Closing Date in accordance with past customs and practices of the Company or returns and adjustments in the ordinary course of the Company's business. Schedule 4.28 includes copies of the standard terms and conditions of sale or lease for the Company as well as all applicable guaranty, warranty and indemnity provisions.

          4.29  Compliance With Laws.  Except as set forth on Schedule 4.29, the
                --------------------
Company has complied in all Material respects with all Applicable Laws relating to the ownership or operation of its assets and properties or the operation of its business, except for noncompliance with such Applicable Laws which, individually or in the aggregate, the Company does not expect, and would not reasonably be expected, to have a Material Adverse Effect upon the business, assets, or prospects of the Company's Business or any Material portion thereof, and the Company has not received any written notice which has not been dismissed or otherwise disposed of, that the

Company has not so complied. The Company is not charged or, to the Knowledge of Majority Shareholders or the Company, threatened with, or, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of its assets or the operation of its business. The Company has not made any illegal payment to officers or employees of any Governmental Entity or to customers or suppliers, engaged in any other illegal or reciprocal practices or illegally given any consideration to purchasing agents or other representatives of customers with respect to sales made or to be made by the Company, and no notification has been received by the Company alleging any violation of any of the foregoing.

          4.30  Affiliate Agreements.  Except as set forth on Schedule 4.30,
                --------------------
there are no Material written or oral Contracts between the Company and/or the Company's Affiliates in connection with its business, including, without limitation, any such Contracts relating to the provision of any services by the Company to any such Affiliate, or by any such Affiliate to the Company. Other than in the ordinary course of business and except as set forth on Schedule 4.30, since December 31, 1996(a) there have been, (b) prior to the Closing Date there will be, and (c) after the Closing Date there will be, no transactions, agreements or arrangements between the Company and (i) any Affiliate of the Company, (ii) any director or officer of an Affiliate, or (iii) any member of the immediate family of any individual described in clause (i) or (ii) of this sentence.

          4.31  Labor Relations.
                ---------------

                (a) Except as set forth on Schedule 4.31(a), the Company is not a party to any collective bargaining agreement. Except as set forth on Schedule 4.31(a), there are no controversies or unfair labor practice Proceedings pending or, to the Knowledge of Majority Shareholders or the Company, threatened between the Company and any of its current or former employees or any labor or other collective bargaining unit representing any current or former employee of the Company that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. Except as set forth on Schedule 4.31(1), no organizational effort is presently being made or, to the Knowledge of Majority Shareholders or the Company, threatened by or on behalf of any labor union with respect to employees of the Company. To the Knowledge of the Sellers or the Company, no executive, key employee or group of employees of the Company has any plans to terminate employment with the Company.

                (b) To the Knowledge of the Majority Shareholders or the Company, the Company is in compliance in all Material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of the employees of its business and is not, in respect of its business or the employees thereof, engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the Knowledge of the Majority Shareholders or the Company, threatened Proceeding by or before, and the Company is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal

Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Company's Business.

                (c) Other than as set forth on Schedule 4.31(c), during the two years immediately preceding the date hereof, no employee or other Person has filed a workers' compensation claim against the Company or has reported a work-related injury or employment claim to the Company or to the Knowledge of Sellers or the Company, to any other Person (whether or not a workers' compensation claim has been made).

          4.32  Environmental Matters.  Except as set forth on Schedule 4.32 or
                ---------------------
as reflected on the Financial Statements: (i) to the Knowledge of Majority Shareholders or the Company, the Company is in compliance in all Material respects with all Environmental Laws in connection with the ownership, use, maintenance and operation of its assets, pertaining to health, safety, the environment, Hazardous Materials, and otherwise in connection with the conduct of its business; (ii) to the Knowledge of Majority Shareholders or the Company, the Company has no Material liability, whether contingent or otherwise, under any Environmental Law with respect to its operations or properties; (iii) no notices of violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties of the Company have been received by the Company since January 1, 1995; (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders, or judgments outstanding, or any Proceedings pending or, to the Knowledge of the Sellers and the officers and directors of the Company (and the employees of the Company having responsibility for such matters), threatened, relating to compliance with or liability under any Environmental Law affecting the Company which matters, if decided adversely to the Company, could have a Material Adverse Effect; (v) there are no underground storage tanks on any owned or leased real property, or asbestos containing materials on or in the improvements or fixtures located thereon; (vi) the Company has obtained or applied for all Permits required under any Environmental Law for the conduct of its business or related to any of its owned or leased real property, or improvements or equipment located thereon; (vii) the Company has not assumed or undertaken any environmental liability, including without limitation any obligation for Costs of Remediation of any other Person; (viii) neither Majority Shareholders nor the Company, or any officer, director or employee of the Company having responsibility for such matters has any Knowledge of any other Person who has caused any Release or threatened Release of any Hazardous Material on or from any owned or leased real property or any real property at or to which the Company disposed, transported, treated or arranged to dispose of Hazardous Materials prior to the Closing Date; and (ix) to the Knowledge of Majority Shareholders or the Company and, except as set forth on
Schedule 4.32, the Company is not required to give notice of or record or deliver to any Governmental Entity an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby. Schedule 4.32 describes each environmental Permit in existence required of the Company with respect to its Business by any Laws.

          4.33  Legal Proceedings.  There are no Proceedings pending or, to the
                -----------------
best Knowledge of Majority Shareholders or the Company, threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

          4.34  Brokerage Fees.  Except as set forth on Schedule 4.34 hereto,
                --------------
neither Sellers nor the Company retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby.

          4.35  Employee Benefits.
                -----------------

                (a) Schedule 4.35(a) lists all Employee Benefit Plans whether or not covered by ERISA, and, to the extent covering any employee, any executive compensation arrangement, change in control agreement or severance plan or arrangement that the Company maintains or to which the Company contributes for the benefit of any current or former employee of the Company. For each such Employee Benefit Plan, the Company has delivered to Buyer, where applicable, (a) the most recent annual report, (b) the most recent annual and periodic accounting of plan assets, (c) the most recent determination letter received from the IRS and (d) the most recent actuarial valuation.

                (b) Multi-Employer Plans. The Company has no current obligation
                    --------------------
to contribute to any Multi-Employer Plan for the benefit of any current or former employee of the Company.

                (c) Documents.  The Company has delivered to Buyer complete and
                    ---------
accurate copies of all plans or summary plan descriptions for each Employee Benefit Plan listed on Schedule 4.35(a).

                (d) Continuation Coverage. With respect to each Employee Welfare
                    ---------------------
Benefit Plan listed on Schedule 4.35(a), the Company or an Affiliate has complied with the requirements of Code Section 4980B of the Code.

                (e) Liabilities. There are no accumulated funding deficiencies
                    -----------
as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Benefit Plan. The fair market value of the assets held with respect to each Employee Benefit Plan which is an Employee Pension Benefit Plan exceeds the actuarially determined present value of all benefit liabilities accrued thereunder (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any Affiliate of the Company has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Company and each of its Affiliates have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a Lien against any of the Company's assets. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Benefit Plan has or will make the Company or any director or officer of the Company subject to any liability under ERISA or any liability for any Tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect on the business, assets, or prospects of the Company's business or the ownership or operation of the assets or any material portion thereof. There are no pending, or to the Knowledge of Majority Shareholders or the Company, threatened claims by, or on behalf of the Employee Benefit Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in any material liability on the part of the Company, its officers or directors, or such Employee Benefit Plans, under ERISA or any other Applicable Law and, to the Knowledge of Majority Shareholders or the Company, there is no Basis for any such claim.

     4.36  Subsidiaries. Except for Subsidiary, the Company does not control
           ------------
directly or indirectly, or have any direct or indirect equity participation in or otherwise control, any Person.

     4.37  Disclosure. No representation or warranty made by Sellers in this
           ----------
Agreement, and no statement contained in any document, certificate, or other writing furnished or to be furnished pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a Material fact. Majority Shareholders know of no matter which has not been disclosed to Buyer pursuant to this Agreement which would reasonably be expected to affect Materially and adversely, or, so far as Majority Shareholders can now reasonably foresee, will Materially and adversely affect, the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company's Business or the ownership or operation of the Company's assets or any Material portion thereof or the ability of Sellers to consummate the transactions contemplated hereby.

     4.38  Other Claims. Except as set forth on Schedule 4.17(b), there are no
           ------------
suits, claims, actions, Proceedings or investigations, whether actual, pending, asserted, or to the Knowledge of Majority Shareholders, threatened, against or affecting the Company or its Business, or to which the Company is or might become a party, which would or might have a Material Adverse Effect upon any representation or warranty made by Sellers herein. To the Knowledge of Majority Shareholders or the Company, there is no overtly threatened or pending litigation, contractually assumed obligations or other unasserted possible claims or assessments affecting or relating to the Company, its Business or its assets except as set forth on Schedule 4.38.

     4.39  Representations and Warranties on Closing Date. The representations
           ----------------------------------------------
and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                   ARTICLE V

                    Representations and Warranties of Buyer
                    ---------------------------------------

     Buyer represents and warrants to Sellers, that:

     5.1.  Organization; Authority. Buyer is a corporation duly organized,
           -----------------------
validly existing and in good standing under the Laws of the state of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     5.2.  Qualification. Buyer is duly qualified to do business and is in good
           -------------
standing in each jurisdiction identified on Schedule 5.2. Buyer is not required to be qualified or licensed to do business in any other jurisdictions where the failure to be so qualified or licensed would, individually or in the aggregate, have a Material Adverse Effect.

     5.3.  Constituent Documents. Buyer has delivered to the Company accurate
           ---------------------
and complete copies of its Articles of Incorporation and Bylaws as currently in effect.

     5.4.  Authority Relative to This Agreement.
           ------------------------------------

           (a) Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The execution and delivery by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Buyer.

           (b) This Agreement upon its execution, and each of the Ancillary Agreements to which Buyer is a party upon its execution, will constitute, the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms, except to the extent such enforcement may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights generally and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. Except as described on Schedule 5.4(b) hereto, the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not require the consent, waiver, approval, license or authorization of any Person (except as already obtained).

     5.5.  Non-Contravention. Except as set forth on Schedule 5.5, the
           -----------------
execution, delivery, and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a violation of any provision of, the charter or bylaws of Buyer, (ii) conflict with, or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or its business or any of its owned or leased assets may be bound, (iii) conflict with or result in a violation of any provision of any shareholders' agreement, voting agreement, voting trust agreement, stock pledge agreement, loan agreement or other Contract by which Buyer may be bound, (iv) result in the creation or imposition of any Encumbrance upon any of the assets of Buyer, or (v) assuming compliance with the matters referred to in Section 5.7, violate any Applicable Law binding upon Buyer.

     5.6   Financial Statements. Buyer has delivered to the Company accurate and
           --------------------
complete copies of (i) Buyer's audited financial statements set forth on
Schedule 5.6(a) (the "Buyer's Audited Financial Statements"), and (ii) Buyer's unaudited financial statements described on Schedule 5.6 (the "Buyer's Unaudited Financial Statements"), certified by Buyer's chief financial officer (the financial statements referred to in (i) and (ii) being collectively referred to as the "Buyer's Financial Statements"). Buyer's Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Buyer in conformity with GAAP, applied on a basis consistent with preceding years throughout the periods involved and (iii) fairly present Buyer's financial position as of the respective dates thereof and its results of operations, retained earnings and cash flows for the periods then ended. Until Closing, Buyer will deliver to Company as of the end of each calendar month preceding Closing true and correct copies of Buyer's Unaudited Financial Statements of the type described on Schedule 5.6.

     5.7   Governmental Approvals. No consent, approval, order, or authorization
           ----------------------
of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement or any of the Ancillary Agreements to which it is a party or the consummation by Buyer of any of the transactions contemplated hereby or thereby, other than (i) as set forth on
Schedule 5.7; and (ii) such consents, approvals, orders, or authorizations which, if not obtained, and such declarations, filings, or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer considered as a whole or on the ability of Buyer to consummate the transactions contemplated hereby.

     5.8   Legal Proceedings. There are no Proceedings pending or, to the best
           -----------------
Knowledge of Buyer, threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     5.9   Brokerage Fees. Except as set forth on Schedule 5.9, neither agent,
           --------------
Buyer nor any of its Affiliates has retained any financial advisor, broker, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby.

                                  ARTICLE VI

                  Consents; Regulatory Matters and Approvals
                  ------------------------------------------

     6.1.  Consents. Each of the Shareholders of the Company covenants and
           --------
agrees that he (i) has reviewed and approved this Agreement and the Ancillary Agreements, and (ii) at or prior to the Closing, will execute such of the Ancillary Agreements to which he is a party.

     6.2.  Approvals. Each of the parties hereto will give notices to, make any
           ---------
filings with, and use their respective reasonable best efforts to obtain any authorizations, consents or approvals of, all appropriate Persons and Governmental Entities in connection with the matters referred to in Sections 4.6, 5.7 and 8.11. Without limiting the generality of the foregoing, the parties will comply with the provisions of Section 8.11 in order to satisfy the provisions of the HSR Act (to the extent applicable to the transactions contemplated hereby).

                                  ARTICLE VII

                      Conduct of Business Pending Closing
                      -----------------------------------

     Sellers covenant and agree, jointly and severally, with Buyer, as follows:

     7.1   Conduct of Company.
           ------------------

           (a)   Conduct and Preservation of Business. Except as contemplated by
                 ------------------------------------
this Agreement, during the period from the date hereof to the Closing, Company shall (i) conduct its business only in the ordinary course consistent with past practice; (ii) shall use its reasonable best efforts to preserve, maintain, and protect its assets and Company's Business; (iii) shall use its reasonable best efforts to preserve intact the business organization of Company's Business, to keep available the services of the employees of its business, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with its business; and (iv) comply with all Applicable Laws.

           (b)   Restrictions on Certain Actions. Without limiting the
                 -------------------------------
generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, Company shall not, without the prior written consent of Buyer (which consent will not be unreasonably withheld):

                 (i) make any Material change in the ongoing operations of Company's Business;

                 (ii) except in the ordinary course of business consistent with past practice with respect to the purchase of inventory (including raw materials), create, incur, guarantee, or assume any Indebtedness for borrowed money in respect of Company's Business;

                 (iii) mortgage or pledge any of its assets or create or suffer to exist any Encumbrance thereupon;

                 (iv)(a) enter into, adopt, or (except as may be required by Applicable Law) amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, stock purchase, pension, retirement, deferred compensation, employment, severance, or other Employee Benefit Plan, trust, fund, or other arrangement for the benefit or welfare of any employee of Company's Business; (b) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a Material increase in benefits or compensation expense to Company, increase in any manner the compensation or fringe benefits of any employee of Company's Business; (c) pay to any employee of Company any benefit not required by any Employee Benefit Plan, trust, fund, or other arrangement as in effect on the date hereof; (d) pay any bonus to any employee of Company except for bonuses paid in the ordinary course of business and consistent with past practice; (e) declare, set aside or pay any dividend or distribution with respect to its common stock, or redeem, repurchase, or otherwise acquire any of its common stock; or (f) offer, sell, issue or commit to issue any of Company's common stock or any options, warranties, rights or other securities convertible into or having a right to acquire any of same.

                 (v) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of its assets, other than inventory and unusable equipment sold in the ordinary course of business consistent with past practice;

                 (vi) make any capital expenditure or expenditures relating to Company's Business which is in excess of $50,000.00 as to any one item or $100,000.00 in the aggregate;

                 (vii) pay, discharge, or satisfy any claims, liabilities, or obligations relating to Company's Business (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since the latest of the Financial Statements delivered to Buyer in the ordinary course of business consistent with past practice;

                 (viii) enter into any lease, Contract, agreement, commitment, arrangement, or transaction relating to Company's Business, except in the ordinary course of business consistent with past practice;

                 (ix) amend, modify, or change any existing lease, Contract, or agreement relating to Company's Business, other than in the ordinary course of business consistent with past practice;

                 (x) waive, release, grant, or transfer any rights of value relating to Company's Business, other than in the ordinary course of business consistent with past practice;

                 (xi) allow the levels of raw materials, work-in-progress, finished goods, supplies, and other materials included in the inventory of Company's Business to vary in any Material respect from the levels customarily maintained by Company in the ordinary course of business consistent with past practice;

                 (xii) permit any current insurance or reinsurance policy to be cancelled or terminated or any of the coverages thereunder to lapse if such policy covers assets or insures risks, contingencies, or liabilities of Company's Business, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated, or lapsed are in full force and effect and written copies thereof have been provided to Company;

                 (xiii) change any of the accounting principles or practices used by it relating to Company's Business, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing by the Company to Buyer; or

                 (xiv) engage in any transactions not contemplated by this Agreement, incur any Material liabilities or incur any obligations except those in connection with its performance of the transactions provided for herein; or

                 (xv) enter into any Contract to acquire all or substantially all of the assets or properties of any other Person or acquire all or substantially all of the securities of any other Person; or

                 (xvi) effect any change in the Articles of Incorporation or Bylaws of Company; or

                 (xvii) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                 ARTICLE VIII

                             Additional Agreements
                             ---------------------

     8.1   Access to Information; Confidentiality.
           --------------------------------------

          (a) Between the date hereof and the Closing, Company (i) shall give Buyer and its authorized representatives reasonable access to all of Company's employees, all offices, warehouses, and other facilities, and all books and records relating to its businesses, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require, and
(iii) shall cause its officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Business as they may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Sellers contained in this Agreement or in any agreement, schedule, instrument, or document delivered pursuant hereto or in connection herewith. Each party shall hold in confidence all information provided to the other on the terms and subject to the conditions contained in any Confidentiality Agreements or similar agreements heretofore entered into between the parties (collectively the "Confidentiality Agreements").

          (b) Buyer acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Intellectual Property, Company or Company's Business (collectively the "Confidential Information") were disclosed to or utilized on behalf of any Person which is in competition with Company. Accordingly, Buyer covenants and agrees that it will not, directly or indirectly, without the prior written consent of the Company, disclose any of such Confidential Information from and after the date hereof to any Person, except to its authorized representatives; provided, however, that Confidential Information shall not be deemed to include information which (i) was or becomes generally available to the public other than as a result of an unauthorized disclosure, or (ii) was or becomes available on a nonconfidential basis from a source other than the recipient of such information, provided that such source is not known by the provider of such information to be bound by a confidentiality agreement with respect to such Confidential Information. Notwithstanding the foregoing provisions of this paragraph, Buyer and its Affiliates may disclose any Confidential Information to the extent that, in the opinion of its counsel, such person is legally compelled to do so, provided that, prior to making such disclosure, such person advises and consults with the other party regarding such disclosure and provided further that such person discloses only that portion of such Confidential Information as is legally required.

     8.2   Acquisition Proposals. Unless this Agreement shall have been
           ---------------------
terminated in accordance with Section 11.1, neither Company, any Shareholder, director, officer, employee, or representative of Company or any of Company's Affiliates shall, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal, or (ii) engage in discussions or negotiations with any Person that is considering making or has made an Acquisition Proposal. Sellers shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to the Company all Confidential Information heretofore furnished to such Person by or on behalf of the Company. The term "Acquisition Proposal", as used in this Section, means any offer or proposal for, or any indication of interest in, the acquisition of all or substantially all of the assets of the Company or all or substantially all of the equity securities of the Company, other than the transactions contemplated or expressly permitted by this Agreement.

     8.3   Third Party Consents. Sellers and Buyer shall use their reasonable
           --------------------
best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required or deemed by Company or Buyer to be desirable to enable consummation of the transactions as contemplated by this Agreement.

     8.4   Employment Agreements; Consulting Agreements. The Company shall enter
           --------------------------------------------
into an employment agreement (the "Employment Agreement") at (and subject to the occurrence of) the Closing with each of the persons identified on Schedule 8.4 pursuant to which the Company shall agree to employ each of such persons for the period and on the terms set forth therein. The Employment Agreement shall be substantially in the form of Exhibit D attached hereto.

     8.5   Non-Competition Agreements. Each of the persons identified on
           --------------------------
Schedule 8.5 shall enter into a non-competition agreement (the "Non-Compete Agreement") with the Company at (and subject to the occurrence of) the Closing. The Non-Compete Agreement shall be in substantially the form of Exhibit E attached hereto.

     8.6   Public Announcements. Without the written consent of Sellers and
           --------------------
Buyer, Buyer and Sellers shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement with respect thereto.

     8.7   Notification of Certain Matters. Sellers shall give prompt notice to
           -------------------------------
Buyer of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such party contained in Article IV to be untrue or inaccurate in any Material respect at or prior to the Closing and (ii) any failure of Sellers to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Sellers hereunder. Buyer shall give prompt notice to Sellers of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in
Article V to be untrue or inaccurate in any Material respect at or prior to the Closing and (ii) any failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by Buyer hereunder. The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles IX and X, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     8.8   Amendment of Schedules. Each party hereto agrees that, with respect
           ----------------------
to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules.

     8.9   Fees and Expenses. Except as otherwise expressly provided for herein,
           -----------------
Buyer and Sellers shall each be responsible for their own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     8.10  Survival of Covenants. Except for any covenant or agreement which by
           ---------------------
its terms expressly terminates as of a specific date, the representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation until the Survival Date as provided in Section 12.1 hereof.

     8.11  Hart-Scott-Rodino. As promptly as practicable, and in any event
           -----------------
within ten (10) Business Days following the execution and delivery of this Agreement by the parties, to the extent required by the HSR Act, Company and the Buyer shall each prepare and file, or shall cause its "ultimate parent" (as defined in the HSR Act) to prepare and file, any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby, the filing fees for which shall be borne by Buyer; Sellers and Buyer shall, or shall cause their ultimate parents to, request early termination of the waiting period thereunder; and Sellers and Buyer shall, or shall cause their ultimate parents to, respond with reasonable diligence to any request for additional information made in response to such filings. As promptly as practicable, and in any event within ten (10) Business Days, following the execution and delivery of this Agreement by the parties, Sellers and Buyer shall prepare and file any other application, report, or other filing required to be submitted to any other Governmental Entity in connection with the transactions contemplated hereby.

     8.12  Best Efforts. Upon the terms and subject to the conditions of this
           ------------
Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     8.13  Sellers' Agent. Harrold P. Bowen ("Harrold") shall act as agent
           --------------
("Sellers' Agent") for the Sellers for purposes of this Agreement and shall act and perform such duties in accordance with the terms of this Agreement. Sellers' Agent shall have the exclusive right and power to represent, act on behalf of, waive or modify and negotiate settlements of all matters on behalf of Sellers which may arise before or after the Closing Date in connection with the transactions contemplated by this Agreement. Sellers shall be bound by any such settlements, representations, actions, waivers or modifications, or other matters agreed to by Sellers' Agent. Delivery or disclosure to Sellers' Agent of any documents, reports, information, notices or communications permitted or required to be furnished to Shareholders pursuant to this Agreement shall be deemed for all purposes of this Agreement to have been, or to be furnished to all of Shareholders by delivery to Sellers' Agent. Buyer shall have no obligation to question the authority of Sellers' Agent and shall have no liability to any Shareholders or Sellers' Agent for any action taken in good faith in reliance on or in accordance with written instructions from Sellers' Agent. In the event the original Sellers' Agent named herein shall resign, die, or be unable to act or continue to act or refuse to act as Sellers' Agent, Fred
P. Bowen, II shall serve as Sellers' Agent. The successor Sellers' Agent shall have all of the rights and powers as the Sellers' Agent herein conferred upon the original Sellers' Agent. It is specifically agreed that Buyer shall only be required to deal with Sellers' Agent and not with any of the Shareholders individually. Specifically, but without limiting the generality of the foregoing, Buyer shall not be required to furnish any reports or information to, give any notices to, or obtain any consents from, any Shareholders. In addition, except to the extent that Sellers' Agent is prevented or prohibited from doing so and except as otherwise provided herein, only Sellers' Agent shall have the right or power to exercise any of the rights or remedies provided for herein or in any of the Ancillary Agreements which may be exercised or undertaken by Shareholders. Accordingly, no Shareholders shall be entitled to exercise any rights or remedies unless and to the extent that Sellers' Agent is prevented or prohibited from doing so. Buyer may rely and shall be protected in acting or refraining from acting upon any certificate, statement, notice, request, direction or consent received by Buyer from Sellers' Agent, and Buyer shall have no duty or obligation to determine whether any Member or other person has consented to any such communication to Buyer from Sellers' Agent.

     8.14  Termination of Shareholders Agreements. At or prior to the Closing,
           --------------------------------------
Sellers shall terminate or cause to be terminated all shareholder agreements with respect to Company Common Stock, Subsidiary Common Stock, the Company or Subsidiary, and including without limitation, all Affiliate Contracts. At Closing, Sellers shall provide Buyer with such evidence as Buyer may reasonably request evidencing that all such agreements or Contracts have been terminated.

     8.15  Marlette Property. Immediately prior to Closing, Harrold shall have
           -----------------
purchased from the Company for cash the real property and improvements thereon located at Swett Avenue, Americus, Georgia, consisting of approximately 30 acres and generally known as the Marlette Property (the "Marlette Property"). The purchase price for the Marlette Property shall be payable in cash in an amount equal to the book value of such property as determined by the Company's Accountants as of the end of the last calendar month immediately preceding the date of Closing, such purchase price to be determined in accordance with GAAP (to the extent applicable to such calculation) consistently applied with that of prior periods.

     8.16  Health Insurance. During Harrold's lifetime, Buyer shall cause the
           ----------------
Company to include Harrold and his spouse in any hospital, surgical, or medical plan or plans of the Company provided by the Company for its employees generally from time to time during the lifetime of Harrold, provided Harrold is eligible in accordance with the terms and conditions of such plan or plans to be covered by such plan or plans. The cost of participating in such plan or plans shall be borne by Harrold.

                                  ARTICLE IX

                 Conditions to Obligations of Sellers to Close
                 ---------------------------------------------

          The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          9.1 Consents and Approvals. Buyer shall have satisfied the
              ----------------------
requirements of Section 6.2.

          9.2  Representations and Warranties True.  All the representations and
               -----------------------------------
warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

          9.3  Covenants and Agreements Performed.  Buyer shall have performed
               ----------------------------------
and complied with in all Material respects all covenants and agreements required by this Agreement to be performed or complied with by it or prior to the Closing Date, including without limitation, delivery to Sellers of the Cash Portion of the Purchase Price and the Ancillary Agreements to which it is a party.

          9.4  Certificate.  Sellers shall have received a certificate executed
               -----------
by the Chairman of the Board of Buyer, dated the Closing Date, representing and certifying, in such detail as Company may reasonably request, that the conditions set forth in Sections 9.2 and 9.3 have been fulfilled and that Buyer has not breached any provisions of this Agreement.

          9.5  Opinion of Counsel.  Sellers shall have received an opinion of
               ------------------
Jackson & Walker, L.L.P., legal counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Sellers and their counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of Buyer and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion.

          9.6  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
               -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          9.7  Hart-Scott-Rodino.  All applicable waiting periods (and any
               -----------------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection from any of the relevant federal authorities.

          9.8  No Material Adverse Change.  Since the later of the date of
               --------------------------
Buyer's Financial Statements, there shall not have been any Material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of Buyer's Business, or any Material portion thereof.

          9.9  Consents; Estoppel Certificates.  All consents and approvals of
               -------------------------------
third parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

          9.10  Other Documents.  Each of the certificates, instruments,
                ---------------
documents and payments listed below shall have been received by Sellers or other indicated recipient:

                (a) A copy of the resolutions of the Boards of Directors of Buyer authorizing the execution, delivery, and performance by Buyer of this Agreement, and the Ancillary Agreements to which it is a party, as well as the transactions contemplated hereby, certified by the secretary or an assistant secretary of Buyer.

                (b) Executed copies of all consents and approvals of third parties required to be obtained by Buyer for the consummation of the transactions contemplated hereby.

                (c) Certificates from the Secretary of State of Delaware, each dated not more than 15 Business Days prior to the Closing Date, as to the legal existence and good standing of Buyer under the Laws of such state.

                (d) Such other certificates, instruments, and documents as may be reasonably requested by Sellers to carry out the intent and purposes of this Agreement.

          9.11  Approval of Counsel to Company.  All legal matters in connection
                ------------------------------
with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Hunton & Williams, legal counsel to Sellers.

                                 ARTICLE X

                  Conditions to Obligations of Buyer to Close
                  -------------------------------------------

          The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

          10.1  Consents and Approvals. The requirements of Sections 6.1 and 6.2
                ----------------------
hereof shall have been satisfied.

          10.2  Representations and Warranties True.  All the representations
                -----------------------------------
and warranties of Sellers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case, such representation or warranty shall have been true and correct as of such specified date.

          10.3  Covenants and Agreements Performed.  Sellers and the Company
                ----------------------------------
shall have performed and complied with in all Material respects all covenants and agreements required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date, including without limitations, delivery to Buyer of the Ancillary Agreements to which any of Sellers is a party.

          10.4  Certificate.  Buyer shall have received a certificate executed
                -----------
by the Sellers dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 10.2 and 10.3 have been fulfilled and that none of Sellers or the Company is in breach of any provision of this Agreement.

          10.5  Opinion of Counsel.  Buyer shall have received an opinion of
                ------------------
Hunton & Williams, legal counsel to Sellers, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by directors and officers of Company and by government officials and upon such other documents and data as such counsel deems appropriate as a basis for such opinion. To the extent the foregoing opinion concerns the Laws of any jurisdiction other than Georgia, such counsel may rely upon the opinion of legal counsel, who shall be reasonably satisfactory to Buyer, admitted to practice in such other jurisdiction. Any opinion relied upon by such counsel, which shall be in form and substance reasonably satisfactory to Buyer, shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that its reliance thereon is justified.

          10.6  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
                -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          10.7  Hart-Scott-Rodino.  All applicable waiting periods (and any
                -----------------
extensions thereof) under the HSR Act shall have expired or otherwise been terminated without objection of any of the relevant federal authorities.

          10.8  No Material Adverse Change.  Except as disclosed in this
                --------------------------
Agreement or the Schedules hereto, since the latest of the Financial Statements delivered to Buyer, there shall not have been any Material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of Company's Business or any Material portion thereof.

          10.9  Consents; Estoppel Certificates.  All consents and approvals of
                -------------------------------
third parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise reasonably necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

          10.10  Other Documents.  Buyer shall have received the certificates,
                 ---------------
instruments, documents and other items listed below:

                 (a) Executed copies of all consents and approvals of third parties required to be obtained by or on the part of Company for the consummation of the transactions contemplated hereby.

                 (b) Certificates from the appropriate governmental officials of the State of Georgia, each dated not more than fifteen (15) Business Days prior to the Closing Date, as to the legal existence and good standing of Company under the Laws of such state.

                 (c) Certificates from the appropriate governmental officials of the states listed on Schedule 4.2 as to the due qualification or licensing of Company to do business in such states, dated not more than fifteen (15) Business Days prior to the Closing Date.

                 (d) Such other certificates, instruments, and documents as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement, including the letters contemplated by Section 6.2(b).

                 (e) Stock certificates evidencing all of the Shares of Common Stock of the Company, duly endorsed or accompanied by blank stock powers, duly endorsed, together with all other appropriate documents necessary to effect the sale and transfer to Buyer of the Shares of Common Stock of the Company.

                 (f) All persons serving as members of the Board of Directors of the Company and Subsidiary and as officers of the Company and Subsidiary shall have resigned from such positions at or prior to the Closing on the Closing Date and evidence satisfactory to Buyer of such resignations shall have been delivered to Buyer.

          10.11  Approval of Counsel to Buyer.  All legal matters in connection
                 ----------------------------
with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Jackson & Walker, L.L.P., legal counsel to Buyer.

                                   ARTICLE XI

                       Termination, Amendment and Waiver
                       ---------------------------------

          11.1   Termination.  This Agreement may be terminated and the
                 -----------
transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

                 (a) by mutual written consent of Sellers and Buyer; or

                 (b) either by Sellers or by Buyer, if the Closing Date shall not have occurred on or before February 28, 1997 (the "Cut-Off Date") unless such failure to close shall (i) be due to a breach of this Agreement by the party or parties seeking to terminate this Agreement pursuant to this clause
(b), or (ii) through no fault of the parties hereto, be due to the failure to obtain the governmental approvals contemplated by Sections 5.7 and 8.11 of this Agreement; or

                 (c) either by Sellers or by Buyer, if there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable.


          11.2  Effect of Termination.  In the event of the termination of this
                ---------------------
Agreement pursuant to Section 11.1 by Sellers or by Buyer, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the Confidentiality Agreements, the agreements contained in this Section, Section 8.9, Article XII and Article XIV shall survive the termination hereof. Nothing contained in this Section shall relieve any party from liability for Damages actually incurred as a result of any breach, non-observance or non-performance of this Agreement, including but without limitation, payment of the non-defaulting party's fees and expenses (including legal fees and expenses).

          11.3  Amendment.  This Agreement may not be amended except by an
                ---------
instrument in writing signed by or on behalf of all the parties hereto.

          11.4  Waiver.  Sellers, on the one hand, and Buyer, on the other hand,
                ------
may (i) waive any inaccuracies in the representations and warranties of the other party or parties contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other party or parties with any of the other party's or parties' agreements or fulfillment of any conditions to its or their own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

          11.5  Remedies Not Exclusive.  The rights and remedies herein provided
                ----------------------
shall be cumulative and not exclusive of any rights or remedies provided by Law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties as to which there is no inaccuracy or breach.

                                  ARTICLE XII

                  Survival of Representations; Indemnification
                  --------------------------------------------

          12.1  Survival.  Except as otherwise set forth in this Article XII,
                --------
all representations and warranties, covenants and agreements of the parties hereto contained in this Agreement, in any of the Ancillary Agreements or in any certificates, instruments or documents delivered pursuant hereto or thereto shall survive the Closing, and continue in full force and effect until May 1, 1998 or the later termination date thereof in accordance therewith (the "Survival Date"), regardless of any investigation or "due diligence" performed or made by or on behalf of any Indemnified Party prior to the Closing Date or any actual Knowledge of an Indemnified Party prior to the Closing Date with respect to any matter as to which indemnification is sought. Except as otherwise set forth in this Article XII, from and after the Survival Date, no party hereto shall be under any liability whatsoever pursuant to this Article XII with respect to any matter for which indemnification may be sought, except with respect to matters for which notice has been received in accordance with the provisions of this Article XII. No party hereto shall have any indemnification obligation pursuant to this Article XII with respect to any matter for which indemnification may be sought unless before the applicable Survival Date, it (the "Indemnifying Party") shall have received from the party seeking indemnification (an "Indemnified Party") written notice as to the matter or matters for which indemnification is sought. The notice (a "Notice of Claim") to be provided by the Indemnified Party to the Indemnifying Party shall be provided promptly and in any event, within thirty (30) calendar days after receiving any written notice from a third party; provided, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is Materially prejudiced thereby.

          12.2  Indemnification by Sellers.
                --------------------------

                 (a) Subject to the terms and provisions of this Article XII, Majority Shareholders shall, jointly and severally, defend, indemnify and hold Buyer, its Affiliates and its and their respective officers, directors, shareholders, employees and agents and its and their respective successors, assigns, heirs, executors, administrators, receivers, trustees and other legal representatives (collectively the "Buyer Group") harmless at all times from and after the Closing Date immediately on demand from, against and in respect of, and shall reimburse the Buyer Group for, any Damages incurred, sustained, suffered by or resulting to the Buyer Group, or any of them, arising out of, resulting from, incurred in connection with, or sustained as a result of:

                     (i) any inaccurate representation made by or on behalf of any of Sellers in or pursuant to this Agreement, any Ancillary Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                     (ii) any breach of any warranty made by or on behalf of any of Sellers in or pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto or thereto; or

                     (iii) any breach, default, nonfulfillment, nonperformance or nonobservance by any of Sellers in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of any of Sellers in or pursuant to this Agreement, any of the Ancillary Agreements or any certificates, instruments or documents delivered pursuant hereto or thereto;


                     (iv) any breach or violation of any agreement, Contract or understanding between a third party and any of Sellers or any of their agents or Affiliates, or a breach of any fiduciary or other duty owed to such third party by any of Sellers or any of their agents or Affiliates; or

                     (v) any products shipped by, or any services provided by, the Company prior to the Closing Date; or

                     (vi) any other actions, inactions, deeds or courses of conduct of any of Sellers or any other Persons acting on their behalf.

                 (b) In addition to the provisions of Section 12.2(a), Majority Shareholders, jointly and severally, will defend, indemnify and hold harmless the Buyer Group, and each of them, and will reimburse the Buyer Group, and each of them, for any Damages (including Costs of Remediation and other costs of cleanup and containment) arising from or in connection with:

                     (i) any environmental, health, and safety liabilities arising out of or relating to: (1) the ownership, operation, or condition at any time on or prior to the Closing Date of the Owned Real Property or Leased Property (the "Facilities") or any Company assets, or (2) any Hazardous Materials or other contaminants that were present therein or thereon at any time on or prior to the Closing Date; or

                     (ii) any bodily injury (including illness, disability and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person or any Company assets in any way arising from or allegedly arising from any activity involving Hazardous Materials conducted with respect to any Company assets prior to the Closing Date, or from Hazardous Materials that were (1) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Materials emanated or allegedly emanated from any of the Facilities and were present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (2) released or allegedly released on or with respect to any Company assets at any time on or prior to the Closing Date.

Buyer will be entitled to control any cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 12.2(b). The procedure described in Section 12.4 will apply to any claim solely for monetary Damages relating to a matter covered by this Section 12.2(b).

          12.3  Indemnification by Buyer.  Subject to the terms and conditions
                ------------------------
of this Article XII, Buyer agrees to defend, indemnify and hold Sellers harmless at all times from and after the Closing Date immediately on demand, against and in respect of any Damages incurred, sustained, suffered by or resulting to Sellers, or any of them, arising out of, resulting from, incurred in connection with or sustained as a result of:

                     (i) any inaccurate representation made by or on behalf of Buyer in or pursuant to this Agreement, any Ancillary Agreement or any certificate, instrument or document delivered pursuant hereto or thereto; or

                     (ii) any breach of any warranty made by or on behalf of Buyer in or pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto or thereto; or

                     (iii) any breach, default, nonfulfillment, nonperformance or nonobservance by Buyer in the performance, fulfillment, or observance of any of the obligations, covenants or agreements which are to be performed, fulfilled or observed by or on behalf of the Buyer in or pursuant to this Agreement, any of the Ancillary Agreements or any certificates, instruments or documents delivered pursuant hereto or thereto; or

                     (iv) any breach or violation of any agreement, Contract or understanding between a third party and Buyer or any of their agents or Affiliates, or a breach of any fiduciary or other duty owed to such third party by Buyer or any of their agents or Affiliates; or

                     (v) any other actions, inactions, deeds or courses of conduct of Buyer or any other Persons acting on its behalf.

          12.4  Procedure for Indemnification.  If and whenever an Indemnified
                -----------------------------
Party desires to claim indemnification for any of the matters for which indemnification may be sought pursuant to the provisions of this Article XII, such Indemnified Party shall deliver to the Indemnifying Party a Notice of Claim specifying each of the matters for which indemnification is sought. Upon receiving the Notice of Claim, the Indemnifying Party shall have the right, exercisable at any time during a ten (10) Business Day period from the day of the receipt of the Notice of Claim, to elect to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at its expense, or at the election of the Indemnifying Party, exercisable at any time within such ten (10) Business Day period, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought, through counsel of its own choosing and at the expense of the Indemnifying Party. If the Indemnifying Party does not make either of the elections called for by this Section 12.4 within said 10 day period, or to the extent the Indemnifying Party fails to make such election, then and in that event, the Indemnified Party shall have the right to compromise or defend against any of the matters for which indemnification is sought through counsel of its own choosing and at the expense of the Indemnifying Party. Any Indemnified Party shall be entitled to be represented by its own counsel at its own expense irrespective of any elections made herein as to the appointment of counsel by the Indemnifying Party. If any action or claim for which indemnification is sought is asserted both against the Indemnifying Party and the Indemnified Party, and in good faith it is determined there is a conflict of interest which renders it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be responsible for paying for separate counsel for the Indemnified Party; provided however, that if there is more than one Indemnified Party, the Indemnifying Party shall not be responsible for paying for more than one separate firm of attorneys to represent the Indemnified Party, regardless of the number of Indemnified Parties. The Indemnified Party will not consent to the entry of a judgment or enter into any agreement with respect to any matter for which indemnification is sought without the written consent of the Indemnifying Party (not to be withheld or delayed unreasonably). The Indemnifying Party shall not consent to the entry of a judgment with respect to any matter for which indemnification is sought or enter into any settlement with respect thereto which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld or delayed unreasonably). All attorneys and other representatives employed by the Indemnifying Party shall be subject to approval by the Indemnified Party, which approval shall not be unreasonably withheld or delayed.

          12.5  Dispute as to Right of Indemnification.  In the event the
                --------------------------------------
question of the right to indemnification is submitted to a court of competent jurisdiction for determination, all attorneys' fees and other costs and expenses in litigating the question of the right of an Indemnified Party to indemnification shall be awarded to the prevailing party and against the party against whom such determination is rendered.

          12.6  Right of Set-Off; Election of Remedies.
                --------------------------------------

                (a) Right of Set-Off. Upon notice to Majority Shareholders
                    ----------------
specifying in reasonable detail the basis for such set-off, Buyer shall first set-off any amount to which it may be entitled under this Article XII against amounts otherwise payable under the Second Note and/or the Third Note to the extent still outstanding, in whole or in part. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under such Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                (b) Redress under the indemnity provisions contained in this
Article XII shall be in addition to, and not in lieu of any other remedy available to the parties hereto for the matters covered by such provisions.

          12.7  Indemnification of Negligence of Indemnified Party.  THE
                --------------------------------------------------
INDEMNIFICATION PROVIDED IN THIS ARTICLE XII SHALL BE APPLICABLE WHETHER OR NOT THE SOLE OR CONCURRENT NEGLIGENCE OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED ON THE INDEMNIFIED PARTY, OR THE SOLE OR CONCURRENT LIABILITY IMPOSED VICARIOUSLY ON THE INDEMNIFIED PARTY, IS ALLEGED OR PROVEN.

          12.8  Indemnification Cap and Deductible.
                ----------------------------------

                (a) Neither Buyer nor Majority Shareholders shall be liable for any claim for indemnification pursuant to the provisions of this Article XII for any matter for which indemnification is sought unless and until the aggregate amount of Damages exceeds $250,000.00 (the "Deductible"). For purposes of the Deductible, any materiality qualification of any representation, warranty, covenant or agreement shall not be available to the Majority Shareholders as a credit against the Damages for purposes of determining whether the Deductible has been reached.

           (b) Neither Buyer nor Majority Shareholders shall be liable for Damages with respect to any matter for which indemnification may be sought in excess of the aggregate principal amount of the Second Note and the Third Note subject to adjustment by the amount of the Profits Shortfall, which together with any interest that accrues on such Notes, is herein referred to as the "Cap Amount"; provided, however, that in no event shall the Cap Amount be less than the sum of $1,800,000.00 and any interest which accrues on the Second Note and the Third Note. Neither Buyer nor Sellers shall be liable for Damages with respect to any matter for which indemnification may be sought in excess of the Cap Amount. Anything in this Agreement to the contrary, the Deductible shall not apply to any Equity Shortfall or Profits Shortfall.

           (c) Anything in this Agreement to the contrary notwithstanding, claims for indemnification by the Buyer Group with respect to the representations, warranties, covenants and agreements in Sections 4.1(b)(i) and
(ii), 4.1(c), 4.13(a), 4.14(a), 4.26, 4.32, 4.34, 4.35 and 12.2(b) shall survive the Survival Date.

                                 ARTICLE XIII

                  Survival of Representations and Warranties
                  ------------------------------------------

     All statements of fact, representations and warranties, covenants, certificates, schedules, letters, documents or other instruments delivered by or on behalf of any party hereto to the other pursuant to the terms of this Agreement shall be deemed to be representations and warranties under this Agreement, shall be deemed made both at the date made and at the Closing Date and all of same shall (notwithstanding any exception, examination or audit made by any person) survive the Closing Date and remain in full force and effect and unimpaired until the Survival Date.

                                  ARTICLE XIV

                      Failure to Close Because of Default
                      -----------------------------------

     14.1  Seller Default: In the event that the Closing is not consummated on
           --------------
or before the Cut-Off Date, by virtue of a default made by Sellers in the observance or in the due and timely performance of any of the covenants or agreements herein contained to be performed by any of Sellers or the Company, Buyer shall be entitled, at its election, to specific performance of any of the agreements contained in Section 11.2 hereof or to exercise any other legal or equitable remedies to which it may otherwise be entitled with respect to enforcement of such agreements, including the right to institute Proceedings and recover its Damages.

     14.2  Buyer's Default: In the event that the Closing is not consummated on
           ---------------
or before the Cut-Off Date, through no fault of Sellers or the Company and by virtue of the default of Buyer in the due and timely performance of any of the covenants or agreements herein contained to be performed by Buyer, Company, at its election, shall be entitled to specific performance of any of the agreements contained in Section 11.2 hereof or to exercise any other legal or equitable remedies to which it may otherwise be entitled with respect to enforcement of such agreements, including the right to institute Proceedings and recover its Damages.

                                  ARTICLE XV

                                 Miscellaneous
                                 -------------

     15.1  Notices. All notices, requests, demands, and other communications
           -------
required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or when deposited in the United States Mails and transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or when sent by prepaid overnight delivery service, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                If to Buyer:           Kevco Delaware, Inc.
                                       ATTN:  Chairman of the Board
                                       1300 So. University Dr., Suite 200
                                       Fort Worth, Texas 76107; and

                With a copy to:        Richard S. Tucker
                                       Jackson & Walker, L.L.P.
                                       777 Main Street, Suite 1800
                                       Fort Worth, Texas 76102-5306

                If to Sellers:         Sellers' Agent
                                       Harrold P. Bowen
                                       4330 Shulls Mill Road
                                       Blowing Rock, North Carolina 28605

                With a copy to:        C. L. Wagner, Jr.
                                       Hunton & Williams
                                       4100 NationsBank Plaza
                                       600 Peachtree Street
                                       Atlanta, Georgia 30308

          15.2  Place of Performance.  This Agreement and all obligations
                --------------------
hereunder are fully performable in Fort Worth, Tarrant County, Texas. Federal and state courts situated in Fort Worth, Texas shall have exclusive jurisdiction of all claims, disputes, or other matters arising under or pursuant to this Agreement. This Agreement has been delivered at and the transfers contemplated by this Agreement have been consummated in Fort Worth, Tarrant County, Texas. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the internal substantive Laws, not the Law of conflicts, of the State of Texas.

          15.3  Captions.  The captions used herein are for administrative and
                --------
convenience purposes only and shall not be construed in interpreting this Agreement.

          15.4  Gender.  Whenever the context so requires, the masculine shall
                ------
include the feminine and neuter, and the singular shall include the plural, and conversely.

          15.5  Invalidity.  If any portion of this Agreement shall be held
                ----------
invalid or inoperative, then so far as reasonable and possible:

                                 (1) The remainder of this Agreement shall be
considered valid and operative; and

                                 (2) Effect shall be given to the intent
manifested by the portion held invalid or inoperative.

          15.6  Amendment.  This Agreement may be amended from time to time by
                ---------
an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "amendment" to the Agreement.

          15.7  Waiver.  The failure of any party to insist in one or more
                ------
instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligation of any party with respect thereto shall continue in full force and effect.

          15.8  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

          15.9  Remedies.  Each party hereto acknowledges that a remedy at law
                --------
for any breach or attempted breach of this Agreement will be inadequate, agrees that such other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach of attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of such injunctive or other equitable relief. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

          15.10  Attorneys' Fees.  If any action at law or in equity, including
                 ---------------
any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

          15.11  Time of Essence.  Time shall be of the essence of this
                 ---------------
Agreement and the Ancillary Agreements and throughout the term of this Agreement and the Ancillary Agreements.

          15.12  Binding Effect.  This Agreement and the Ancillary Agreements
                 --------------
and schedules attached hereto, as well as all covenants, agreements, representatives, warranties or obligations contained in any of same shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns (if permitted), receivers, trustees or other legal representatives. Buyer shall have the right to assign this Agreement and all rights, remedies or privileges or benefits hereunder to any Affiliate of Buyer.

          15.13  Entire Agreement.  This Agreement (and the exhibits and
                 ----------------
schedules attached hereto) contains the entire agreement between the parties hereto with respect to the within subject matter and supersedes any and all prior agreements, whether written or oral, with respect thereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       BUYER:

                                       KEVCO DELAWARE, INC.
                                        /s/ Jerry E. Kimmel
                                       -----------------------------------

                                       By:________________________________
                                       Its Chairman of the Board and President


CASH            PRORATA
PORTION         PORTION                SELLERS:

$  3,528,506.25   19.2%                 /s/ Fred P. Bowen, II
  -------------                        ----------------------------------
                                       Fred P. Bowen, II

$ 13,233,993.75   72%                   /s/ Harrold P. Bowen
  -------------                        ----------------------------------
                                       Harrold P. Bowen

$ 112,500.00       8%                   /s/ Jere Goldsmith
  ----------                           ---------------------------------
                                           Jere Goldsmith

$ 450,000.00       3.2%       RAJA CORPORATION
  ----------
                                           By:   /s/ James Giles
                                                ------------------------
                                            Its: President
                                                ------------------------

$ 675,000.00       4.8%            ROBERT P. MURRAY REVOCABLE TRUST
  ----------

                                           By:   /s/ Robert J. Murray
                                                ------------------------
                                                Robert J. Murray, Trustee


  /s/ Fred P. Bowen, II
---------------------------------
Fred P. Bowen, II -  Director

  /s/ Harrold P. Bowen
---------------------------------
Harrold P. Bowen - Director



                                           SELLERS' AGENT:

                                             /s/ Harrold P. Bowen
                                           ------------------------------
                                           Harrold P. Bowen

                                  DEFINITIONS
                                  -----------

     Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:


          "Affiliate" means, with respect to any Person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          "Ancillary Agreements" means, collectively the Notes, the Employment Agreements and the Non-Compete Agreements.

          "Applicable Law" means any Law of any Governmental Entity to which a specified Person or property is subject.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that primarily forms or is likely to be the primary cause for any specified consequence.

          "Business" means the distribution and sale of building products to the manufactured housing and recreational vehicle industries and the supply and rendering of other services ancillary and incidental thereto.

          "Business Day" refers to a day other than a Saturday, Sunday or a holiday on which commercial banks are required or authorized to close in the City of Fort Worth, Texas.

          "Buyer's Accountants" means Coopers & Lybrand, L.L.P.

          "Code" means Internal Revenue Code of 1986, as amended.

          "Company" means Bowen Supply, Inc. and Subsidiary each, individually and collectively with their partially-owned or wholly-owned subsidiaries.

          "Company's Accountants" means Dougherty, McKinnon & Luby, independent certified public accountants.

          "Contracts" refers to, collectively, all oral or written contracts, agreements, commitments, instruments, guaranties, bids and proposals to which Company is a party as of the date specified, all unfilled orders outstanding as of the Closing Date for the purchase of raw materials, goods or services, and all unfilled orders outstanding as of the Closing Date for the sale of raw materials, goods or services.

          "Costs of Remediation" refers to all Damages arising out of or related to (i) those items listed or referred to on Schedule 4.32; (ii) the presence of any Hazardous Materials existing as of the Closing Date at any Owned Real Property or Leased Property at or to which the Company disposed, transported, stored, treated or arranged to dispose Hazardous Materials prior to the Closing Date (including, without limitation, off-site liability under any Environmental Law arising from or in connection with transportation, treatment, storage disposal, or arranging for disposal of Hazardous Materials; and (iii) the Release of any Hazardous Materials) on or before the Closing Date from any of such property, including, without limitation, fees for services of attorneys, consultants, contractors, experts and laboratories, and all other out-of-pocket costs, incurred in connection with investigation, characterization, remediation or mitigation thereof.

          "Damages" refers to, in respect of any obligation to indemnify any Person, pursuant to the terms of this Agreement, any losses, amounts paid in settlement, Taxes, claims, damages, liabilities, obligations, judgments, settlements and costs and expenses (including costs of investigation or enforcement and attorneys' fees and expenses), including all special or punitive damages which are assessed or incurred.

          "Employee Benefit Plans" refers to an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan where no distinction is required by the context in which the term is used.

          "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

          "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(1) of ERISA.

          "Encumbrance" means any Lien.

          "Environmental Laws" refers to any existing federal, state, or local statute, regulation or ordinance, or any existing judicial or administrative decree or decision with respect to any Hazardous Materials, drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes, and the regulations promulgated thereunder, in each case as in effect as of Closing: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) Occupational Safety and Health Act of 1970, as amended, (c) the Resource Conservation and Recovery Act of 1976, as amended, (d) the Hazardous Material Transportation Act, as amended,
(e) the Toxic Substances Control Act, as amended, (f) the Clean Water Act, as amended, (g) comparable state and local Laws, and (h) other health, safety and environmental protection Laws in effect on the date of this Agreement and as of the date of Closing.

          "ERISA" refers to the Employee Retirement Income Security Act of 1974 as amended.

          "GAAP" refers to generally accepted accounting principles as in effect from time to time.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

          "Gross Profits" means the difference between (i) the sum of net sales and other operating income, including commission income and (ii) cost of goods sold calculated on a basis consistent with the method historically utilized by the Company for making such calculations.

          "Hazardous Materials" means any substance, material or waste which is regulated by any applicable local, state or federal Governmental Entity, including without limitation, any material, substance or waste which is defined as "hazardous", "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste", "restricted hazardous waste", "pollutant", "contaminant", "toxic substance" or "toxic waste" under any provision of any applicable Environmental Law, and includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

          "HSR Act" refers to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

          "Indebtedness" means any obligation, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, (iii) guaranties, direct or indirect, in any manner, of all or any part of any Indebtedness of any Person.

          "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, brand names, labels, customer lists, logos, rights in computer software, rights granted or retained in licenses under any of the foregoing, and similar rights utilized by Company or Buyer, as the case may be, in its business and all registrations, applications, licenses and rights with respect to any of the foregoing.

          "Knowledge" as applied to either Sellers, Company or Buyer, refers to the actual knowledge, after due inquiry, of Sellers or any officer, director, or director of Company or Buyer or other representative having responsibility for such matters.

          "Law" means all applicable federal, state, local, foreign or other laws (including common law), statutes, ordinances, regulations, rules, codes, writs, judgments, orders or decrees.

          "Lien" refers to any mortgage, pledge, security agreement, charge, restriction, easement or other encumbrance of any type or character.

          "Majority Shareholders" means Harrold P. Bowen and Fred P. Bowen, II.

          "Material" as applied to any matter means having a value or effect of at least $25,000.00 individually or in the aggregate.

          "Material Adverse Effect" refers to a material adverse effect with respect to the results of operations, properties, operations or financial condition of Company, Subsidiary or Buyer, as the case may be, or its business, taken a whole.

          "Minority Shareholders" means Jere Goldsmith, Raja Corporation, and the Robert P. Murray Revocable Trust.

          "Multi-Employer Plan" has the meaning set forth in Section 3(37) of ERISA.

          "Permits" refers to any licenses, permits, franchises, consents, approvals, variances and other authorizations of, from or required by any Governmental Entity under any applicable law.

          "Person" refers to any individual, partnership, corporation, trust, association, limited liability company, Government Entity or any department or agency thereof, or any other entity.

          "Proceedings" means all proceedings, actions, claims, suits, audits, investigations and inquiries by or before any arbitrator or Governmental Entity.

          "Prorata Portion" means a fraction, the numerator of which is the number of Shares of Common Stock of the Company owned by a Seller, and the denominator of which is the number of Shares of Common Stock of the Company owned by all Sellers.

          "Release" refers to any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning or disposing into the environment.

          "Shareholder or Shareholders" means the Person or Persons owning of record shares of Common Stock of the Company or Subsidiary as of the Closing Date.

          "Subsidiary" means Encore Industries, Inc., a Georgia corporation.

          "Tax" refers to all federal, state, local and foreign taxes, charges, fees, levies, penalties, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, withholding, social security, disability, real property, personal property, ad valorem or other tax or governmental fee of any kind whatsoever imposed or required to be withheld by any Governmental Entity, whether disputed or not.

          "Tax Return" means any tax return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.